INDEPENDENT AUDITORS' CONSENT


Oppenheimer High Yield Fund:

We consent to the use in this Post-Effective Amendment No. 39 to Registration Statement No. 2-62076 of our report dated July 22, 1997 on the financial statements of Oppenheimer High Yield Fund appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
October 10, 1997










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